UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

GUIDANCE SOFTWARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is the transcript of a video released by Guidance Software Inc., in which Patrick Dennis, President and Chief Executive Officer, stated:

Hello customers, employees, partners and investors. Some of you have brought to my attention the open letter to stockholders written by Shawn.  I understand this memo may have caused concern. Rest assured that the employees at Guidance are more focused than ever on building world-class products and offering a tremendous customer experience.

Many of you have reached out to me directly and reaffirmed that the current direction of the Company is best for all of you. We all appreciate the support and the kind words that have gone along with these messages. I know many of you care about this Company, its mission and its people.

We have never felt better about the future and we remain focused on the things that matter most: customers and products.

In the meantime, if you have any questions about the situation or letter I am here to answer them. If you would like to contact me please e-mail IR@guidancesoftware.com. The IR team will work with you to make sure we connect live.

Patrick Dennis

President and CEO

Guidance Software

Participants in the Solicitation

Guidance and its directors, executive officers and other employees and persons may be deemed to be “participants” in the solicitations of proxies from Guidance’s stockholders in connection with the upcoming annual meeting of the Company’s stockholders (the “Annual Meeting”). Guidance plans to file a proxy statement (the “2015 Proxy Statement”) with the Securities Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Guidance’s stockholders in connection with the Proposals and their respective interests in Guidance by security holdings or otherwise is set forth in Guidance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 25, 2016 (the “Annual Report”) and will also be included in the 2015 Proxy Statement and other materials filed with the SEC. To the extent holdings of Guidance’s securities have changed since the amounts printed in the Annual Report, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

Important Additional Information and Where to Find It

Promptly after filing its definitive 2015 Proxy Statement with the SEC, Guidance will mail the definitive 2015 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, GUIDANCE’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE 2015 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT GUIDANCE WILL FILE WITH THE SEC WHEN THEY BECOMES AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the definitive 2015 Proxy Statement and any other documents filed by Guidance with the SEC in connection with the Annual Meeting at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Guidance’s website at http://investors.guidancesoftware.com/.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this communication involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for Guidance’s products will continue at current or greater levels, that new products will be successful, or that Guidance will continue to grow revenues, or be profitable. There are also risks that Guidance’s pursuit of providing network security and e-discovery technology might not be successful, or that if successful, it will not materially enhance Guidance’s financial performance; that Guidance could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact Guidance’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance’s periodic reports and registration statements filed with the Securities and Exchange Commission. Guidance specifically disclaims any responsibility for updating these forward-looking statements.